Exhibit 10.2

APPENDIX X

Agency Code: 12000	Contract Number: C-014386 Period: October 1, 1997 through June 30, 2005 Funding Amount for Period: $76,710,771

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through the Department of Health, having its principal office at Corning Tower, Empire State Plaza, Albany, NY, (hereinafter referred to as the STATE), and WellCare of New York (hereinafter referred to as the CONTRACTOR), for modification of Contract Number C-014386 as reflected in the attached provisions to Section I.B.1 of the Agreement and Appendices E and L, and to extend the period of the contract through June 30, 2005.

CONTRACTOR acknowledges that the STATE is currently developing a replacement contract document to govern services provided to Child Health Plus enrollees. If that replacement contract between the CONTRACTOR and the STATE is in place prior to June 30, 2005, this CONTRACT will be cancelled upon approval of the replacement contract. Any extension to this CONTRACT beyond June 30, 2005 must be done via written amendment approved by the Office of the State comptroller.

All other provisions of said agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR SIGNATURE By: /s/ TODD S. FARHA		STATE AGENCY SIGNATURE By: /s/ JUDITH ARNOLD

Todd S. Farha		Judith Arnold

Printed Name		Printed Name

Title: President and CEO		Title: Deputy Commissioner

Date:	12/3/04	Date: 12/8/04

State Agency Certification;

“In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.”

STATE OF FLORIDA	)
County of Hillsborough	)

On the 3rd day of December 2004, before me personally appeared Todd S. Farha, to me known, who being duly sworn, did depose and say that he resides at Tampa, Florida, that he is the President and CEO of the WellCare of New York, Inc., the corporation described herein which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

(Notary) /s/ Kathleen R. Casey	STATE COMPTROLLER SIGNATURE

Kathleen R. Casey Notary Public – State of Florida	Title: Patricia M. O’Donnell

My Commission Expires Apr 22, 2008	Date: 3/8/05

Commission #DD305227
Bonded By National Notary Assoc.

STATE OF NEW YORK
AGREEMENT

Section I.B.1 is revised to read as follows:

I. Conditions of Agreement

B.1 This AGREEMENT is extended through June 30, 2005 or until the start date of a new contract between the STATE and the CONTRACTOR governing services provided to Child Health Plus enrollees, whichever date occurs first.

APPENDIX E
Financial Information

Section A is revised to read as follows:

A. Wellcare of New York shall receive, for the period January 1, 2005 through June 30, 2005, an amount up to, but not to exceed, $5,700,000 to provide and administer a Child Health Plus program for uninsured children in the counties identified in Appendix A-2, Section II.B.1 of this AGREEMENT or as modified by the STATE. Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.

Additional Premium Information:

For Downstate region serving Bronx, Kings, New York and Queen county(ies):

The total monthly premium shall be $120.84

The State share of the total monthly premium shall be $120.84 or the total monthly premium for children in families with gross household income less than 160% of the federal poverty level and children who are American Indians or Alaskan Natives (AI/AN).

The State share of the total monthly premium shall be $111.84 or the total monthly premium minus $9 for children in families with gross household income between 160% and 222% of the federal poverty level with a maximum of $27 per month per family. The State share is the total monthly premium less $9 for each of the first three children. For additional children, the State share is the total monthly premium.

The State share of the total monthly premium shall be $105.84 or the total monthly premium minus $15 for children in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $45 per month per family. The State share is the total monthly premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

For Northern Metro region serving Dutchess, Orange, Sullivan and Ulster couny(ies):

The total monthly premium shall be: $97.62.

The State share of the total monthly premium shall be $97.62 or the total monthly premium for children in families with gross household income less than 160% of the federal poverty level and children who are American Indians or Alaskan Natives (AI/AN).

The State share of the total monthly premium shall be $88.62 or the total monthly premium minus $9 for children in families with gross household income between 160% and 222% of the federal poverty level with a maximum of $27 per month per family. The State share is the total monthly premium less $9 for each of the first three children. For additional children, the State share is the total monthly premium.

The State share of the total monthly premium shall be $82.62 or the total monthly premium minus $15 for children in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $45 per month per family. The State share is the total monthly premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

For Upsate Other than Rensselear region serving Albany, Columbia, and Greene county(ies):

The total monthly premium shall be: $96.63.

The State share of the total monthly premium shall be $96.63 or the total monthly premium for children in families with gross household income less than 160% of the federal poverty level and children who are American Indians or Alaskan Natives (AI/AN).

The State share of the total monthly premium shall be $87.63 or the total monthly premium minus $9 for children in families with gross household income between 160% and 222% of the federal poverty level with a maximum of $27 per month per family. The State share is the total monthly premium less $9 for each of the first three children. For additional children, the State share is the total monthly premium.

The State share of the total monthly premium shall be $81.63 or the total monthly premium minus $15 for children in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $45 per month per family. The State share is the total monthly premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

For Rensselear county:

The total monthly premium shall be: $95.93.

The State share of the total monthly premium shall be $95.93 or the total monthly premium for children in families with gross household income less than 60% of the federal poverty level and children who are American Indians or Alaskan Natives (AI/AN).

The State share of the total monthly premium shall be $86.93 or the total monthly premium minus $9 for children in families with gross household income between 160% and 222% of the federal poverty level with a maximum of $27 per month per family. The State share is the total monthly premium less $9 for each of the first three children. For additional children, the State share is the total monthly premium.

The State share of the total monthly premium shall be $80.93 or the total monthly premium minus $15 for children in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $45 per month per family. The State share is the total monthly premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

In the absence of an approved premium modification by the Department of Health and State Insurance Department, the premium above or subsequent premium approval (whichever is in effect) shall continue as the State’s subsidy through June 30, 2005.

Appendix L
Privacy and Confidentiality

Section II is revised as follows:

II. Effective April 14, 2003, the CONTRACTOR shall comply with the following agreement:

Federal Health Insurance Portability and Accountability Act (HIPAA)
Business Associate Agreement (“Agreement”)

This Business Associate Agreement between the New York Department of Health and WellCare of New York, hereinafter referred to as the Business Associate, is effective on April 14, 2003 to June 30, 2005.